As filed with the Securities and Exchange Commission on July 7, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Healthcare Trust of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	20-4738467
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

16435 N. Scottsdale Road, Suite 320

Scottsdale, Arizona 85254

(Address of Principal Executive Offices)

Healthcare Trust of America, Inc. Amended and Restated 2006 Incentive Plan

(Full title of the plan)

Copy to:
Scott D. Peters Chief Executive Officer, President and Chairman Healthcare Trust of America, Inc. 16435 N. Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 (480) 998-3478	Peter T. Healy, Esq. McDermott Will & Emery, LLP 415 Mission Street 56th Floor San Francisco, California 94105 (404) 881-7000
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Healthcare Trust of America, Inc. Common Stock, par value $0.01 per share (“Common Stock”)	10,000,000 (1)	$26.87 (2)	$268,700,000 (2)	$29,315.17

(1)

Amount to be registered consists of 10,000,000 shares of Common Stock that may be issued pursuant to the grant or exercise of awards to participants under the Healthcare Trust of America, Inc. Amended and Restated 2006 Incentive Plan (the “2006 Plan”). Subject to adjustment as provided in the 2006 Plan, the aggregate number of shares of the Company’s Common Stock reserved and available for issuance pursuant to awards granted under the Plan is 20,000,000, which includes 10,000,000 shares originally reserved for issuance under the Plan and 10,000,000 new shares added pursuant to the Amendment and Restatement.

(2)

Estimated solely for purposes of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act, based on the average of the high and low sale prices of Healthcare Trust of America, Inc.’s common stock as reported on the New York Stock Exchange on July 2, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 of Healthcare Trust of America, Inc. (the “Company”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, to register an additional 10,000,000 shares of common stock, par value $0.01 per share, of the Company issuable pursuant to the Company’s Amended and Restated 2006 Incentive Plan. These additional shares were authorized by an amendment to the Amended and Restated 2006 Incentive Plan, which was approved by the stockholders at the Company’s annual meeting of stockholders on July 7, 2021. The remaining shares of common stock issuable under the Company’s Amended and Restated 2006 Incentive Plan have been previously registered by Registration Statements on Form S-8 (Registration Nos. 333-169643 and 333-173451), which registration statements are hereby incorporated by reference.

PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and deemed to be a part hereof:

(a)

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 24, 2021 (the “2020 Form 10-K”), and portions of the Company’s definitive proxy statement on Schedule 14A for its 2021 annual meeting of stockholders, filed with the Commission on April  30, 2021, that were specifically incorporated by reference into the 2020 Form 10-K;

(b)	The Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the Commission on May 7, 2021;

(c)	The Company’s Current Reports on Form 8-K filed with the Commission on January 12, 2021, March 8, 2021, March 15, 2021, June 7, 2021 and June 15, 2021; and

(d)	The description of the Company’s capital stock contained in Exhibit 4.5 to the 2020 Form 10-K.

All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, (excluding any portions thereof furnished under Items 2.02 or 7.01 of Form 8-K) subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities that remain unsold will be deemed incorporated by reference in this registration statement and to be a part hereof from the respective dates of filing of such documents.

Item 8. Exhibits.

See the Exhibit Index, which is incorporated herein by reference.

EXHIBIT INDEX

TO

REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description

4.1	Fifth Articles of Amendment and Restatement of Healthcare Trust of America, Inc., effective March 11, 2014 (included as Exhibit 3.1 to our Current Report on Form 8-K filed on March 11, 2014 and incorporated herein by reference).

4.2	Articles of Amendment of Healthcare Trust of America, Inc., effective December 15, 2014 (included as Exhibit 3.1 to our Current Report on Form 8-K filed on December 16, 2014 and incorporated herein by reference).

4.3	Articles of Amendment of Healthcare Trust of America, Inc., effective December 15, 2014 (included as Exhibit 3.2 to our Current Report on Form 8-K filed on December 16, 2014 and incorporated herein by reference).

4.4	Articles Supplementary of Healthcare Trust of America, Inc., dated July 14, 2017 (included as Exhibit 3.1 to our Current Report on Form 8-K filed on July 14, 2017 and incorporated herein by reference).

4.5	Fourth Amended and Restated Bylaws of Healthcare Trust of America, Inc., dated April 27, 2020 (included as Exhibit 3.1 to our Current Report on Form 8-K filed on April 29, 2020 and incorporated herein by reference).

5.1	Opinion of McDermott Will & Emery, LLP.

23.1	Consent of McDermott Will & Emery, LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Deloitte & Touche, LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page of this registration statement)

99.1	Healthcare Trust of America, Inc. Amended and Restated 2006 Incentive Plan (included as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 30, 2021 and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on July 7, 2021.

HEALTHCARE TRUST OF AMERICA, INC.

By:	/s/ SCOTT D. PETERS
Scott D. Peters
Chief Executive Officer, President and Chairman

POWER OF ATTORNEY

KNOW BY ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Scott D. Peters and Robert A. Milligan, and each or any one of them, as true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated on the 7th day of July, 2021:

SIGNATURE	TITLE

/s/ SCOTT D. PETERS Scott D. Peters	President, Chief Executive Officer and Chairman (Principal Executive Officer)

/s/ ROBERT A. MILLIGAN Robert A. Milligan	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ W. BRADLEY BLAIR, II W. Bradley Blair, II	Lead Director

/s/ VICKI U. BOOTH Vicki U. Booth	Director

/s/ H. LEE COOPER H. Lee Cooper	Director

/s/ WARREN D. FIX Warren D. Fix	Director

/s/ PETER N. FOSS Peter N. Foss	Director

/s/ JAY P. LEUPP Jay P. Leupp	Director

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